[Letterhead of QVC]

                                     VIA FAX

October 17, 1997

Richard Banakus, President
Hydron Technologies, Inc.
1001 Yamato Road
Suite 403
Boca Raton, FL 33431

RE: Licensing Agreement Between Hydron Technologies, Inc. ("HTI") and QVC, Inc., formerly QVC Network, Inc. ("QVC") dated December 6, 1993, as amended by First Amendment to Licensing Agreement dated May 31, 1996 and Second Amendment to Licensing Agreement dated June 11, 1997 (the "Licensing Agreement")

Dear Richard:

As you know, paragraph 28(a) of the Licensing Agreement provides that QVC will devote four (4) hours per calendar month to the Promotion of Consumer Products, which hours shall include one regularly-scheduled Program per calendar month of two hours in duration, on the tenth day of each month from 6:00 p.m. to 8:00 p.m. eastern time, or during equal or better time, provided, however, that QVC will have the right to terminate its obligations under paragraph 28(a) upon ninety (90) days written notice to HTI.

As we discussed, QVC has indicated its desire to terminate its obligations as provided in paragraph 28(a) of the Licensing Agreement based upon, among other things, declining revenue from the programs during the last five months. To induce QVC to refrain from exercising its right to terminate its obligations under paragraph 28(a) of the Licensing Agreement, QVC and HTI have agreed to amend the Licensing Agreement, as follows:

1. The obligations of QVC contained in paragraph 28(a) of the Licensing Agreement are suspended and shall be of no force and effect until such time as HTI gives sixty (60) days prior written notice to QVC of its intent to revive the obligations contained in such paragraph (the "Revival Notice"). The obligations contained in paragraph 28(a) of the Licensing Agreement shall be effective on the first day of the month immediately following the expiration of the sixty (60) day notice period. Such Revival Notice shall be effective upon receipt by QVC.

Hydron Technologies, Inc.
October 17, 1997
Page 2


2. Upon receipt of the Revival Notice or at any time thereafter, QVC shall have the option to terminate its obligations contained in paragraph 28(a) of the Licensing Agreement by providing written notice to HTI as described in paragraph 28(a) of the Licensing Agreement; provided, however, that if, at the time QVC gives notice of termination, QVC's obligations are suspended pursuant to paragraph 1 of this letter, then the termination of QVC's obligations shall be effective ninety (90) days after the revival of the obligations contained in paragraph 28(a) of the Licensing Agreement.

3. Except as modified in this letter, the terms and conditions of the Licensing Agreement remain in full force and effect.

Please indicate your acceptance of the above, with the intention of being legally bound, by signing and returning a copy of this letter.

Very truly yours,

QVC, INC.


By:  /s/ Douglas Briggs
    ----------------------

Title: President
      --------------------

Date:  October 27, 1997
      --------------------

ACCEPTED AND AGREED:

HYDRON TECHNOLOGIES, INC.


By:  /s/ Richard Banakus
    ----------------------

Title: President
      --------------------

Date:  10/21/97
      --------------------